Exhibit 99.1

Press Contact:

Barry Holt

203-517-3110

bholt@informationsg.com

Investor Contact:

Frank Martell

203-517-3104

fmartell@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

FIRST QUARTER 2008 FINANCIAL RESULTS

Fully Diluted Cash EPS of $0.15 per Share, a Fourfold Increase

From Proforma 2007 Levels

EBITDA Doubles to $7 Million Compared with Proforma 2007 Results

Operating Income Triples To $3.9 Million Compared with Proforma 2007 Results

Revenues up 5% to $45.6 Million

STAMFORD, Conn., May 12, 2008 – Information Services Group, Inc. (ISG) (NASDAQ: III, IIIIU, IIIIW), an industry-leading, information-based services company, today announced financial results for the first quarter 2008 which ended on March 31, 2008.

On November 16, 2007, ISG completed the acquisition of TPI, the largest sourcing advisory firm in the world.  For the periods prior to the acquisition of TPI, ISG was a special purpose acquisition company and therefore had no operations.  For periods prior to the acquisition, TPI is deemed the accounting predecessor to ISG.  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months ended March 31, 2008 and March 31, 2007.   To ensure appropriate comparability between 2007 and 2008, proforma results have been prepared for the first quarter of 2007 on the basis that the acquisition of TPI had occurred on January 1, 2007.

Operating and financial highlights for the first quarter of 2008 compared with first quarter 2007 on both a reported GAAP and proforma basis appear below.

Information Services Group, Inc.	t: 203 517 3100
Four Stamford Plaza	f: 203 517 3199
107 Elm Street, Stamford, CT 06902	www.informationsg.com

Revenues

ISG reported revenues of $45.6 million during first quarter 2008.  ISG had no reported revenue in the first quarter of 2007.  On a proforma basis, ISG first quarter revenues were up $2.2 million (+5%) from $43.4 million in the first quarter of 2007.  Fee revenues (revenues before reimbursable expenses) increased 5.3% year-over-year from proforma first quarter 2007 results.  Revenues in the Americas were up 7% for the quarter on strong demand for sourcing transaction negotiation and renegotiation services as well as consulting and analytics.  Revenues from international operations were up 3% from record first quarter 2007 performances.

Operating Income and EBITDA

Reported operating income for the first three months of 2008 was $3.9 million, up sharply (+190%) from a proforma first quarter 2007 total of $1.3 million.  ISG’s operating income for the first three months of 2008 was up $4.1 million from a reported operating loss of $0.2 million during the same 2007 period.

First quarter 2008 earnings before interest, taxes, depreciation, and amortization (EBITDA, a non-GAAP measure) totaled $7.0 million, an increase of approximately $3.5 million (+99%) from first quarter 2007 proforma EBITDA of $3.5 million.  In the first quarter of 2007, ISG reported a negative EBITDA of $0.2 million.

Significant increases in both operating income and EBITDA for the first quarter of 2008 resulted primarily from revenue growth, higher gross margins and lower general and administrative expenses partially offset by public company related expenses which increased from $0.2 million during the first quarter of 2007 to approximately $0.8 million during the first three months of 2008.

Net Income and Earnings per Share (EPS)

Reported net income for the first quarter 2008 totaled $1.7 million, up $1.9 million from a proforma net loss of $0.2 million for the first quarter of 2007.  First quarter 2008 net income increased $0.6 million from $1.1 million reported during the first quarter of 2007.

Cash EPS for the first quarter of 2008 aggregated $0.15 on a basic and fully-diluted basis compared with basic and fully-diluted proforma cash EPS of $0.04 for quarter one 2007.   The nearly fourfold increase in cash EPS was principally attributable to a 99% increase in EBITDA and the impact of ISG’s 2007 share repurchase program offset partially by higher income taxes.

Reported first quarter 2008 basic and fully-diluted EPS totaled $0.05.  On a proforma basis, the Company generated no EPS in the first quarter of 2007.  Reported first quarter 2007 basic and fully-diluted EPS totaled $0.04.  ISG’s first quarter 2007 reported net income and EPS was generated principally from interest income on the funds raised from the Company’s initial public offering.

Other Financial Highlights

ISG cash and cash equivalents aggregated $44.4 million at March 31, 2008, a net decrease of $2.8 million from year end 2007.  This decrease was principally attributable to the payment of 2007 performance based incentive awards, severance and certain acquisition related expenses as well as repurchases of ISG securities.  ISG’s total outstanding debt at March 31, 2008 totaled $94.7 million.  During the first quarter of 2008, ISG repurchased and retired 522,000 warrants and 8,200 common shares under its ongoing share repurchase program under a $15 million authorization by its Board on November 14, 2007.

“We are extremely pleased to deliver a very strong result on almost every level in our first full quarter as an operating company,” said Michael P. Connors, Chairman and CEO of ISG. “We delivered sharply higher profitability through a relentless focus on profitable revenue growth and progress toward achieving our goal of best-in-class performance levels.  This improvement in profitability is allowing us to increase our investment in new products and services as well as expand our presence into new industry verticals and geographies in line with our previously announced Value Creation Plan.”

“I would like to thank our more than 460 outstanding professionals for their leadership and dedication to delivering the highest possible service levels and value to our clients while successfully transitioning to a public company environment,” Mr. Connors added.

Conference Call

ISG has scheduled a conference call at 2:00 p.m. Eastern Time, Tuesday, May 13, 2007, to discuss the Company’s financial results for the first quarter of 2008.  The call can be accessed live over the phone by dialing 1 (877) 879-6174 or for international callers 001 (719) 325-4820.  The access code number is 2237.  Please dial in at least five minutes prior to the scheduled start time.

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About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services.  In November 2007, ISG acquired TPI, the largest sourcing advisory firm in the world.  Based in Stamford, Connecticut, ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.  For more, visit www.informationsg.com.

About TPI

TPI, a unit of ISG, is the founder and innovator of the sourcing advisory industry, and the largest sourcing data and advisory firm in the world.  TPI is expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise and extensive practical experience, TPI’s accomplished industry experts collaborate with organizations to help them advance their business operations through the best combination of outsourcing, offshoring, shared services and internal service optimization. For additional information, visit www.tpi.net.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with generally accepted accounting principals (GAAP).  ISG believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the Company’s performance.

ISG provides EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation and amortization of intangible assets resulting from acquisitions) and cash earnings per share (defined as EBITDA minus capital expenditures, income taxes and net interest expense plus non-cash stock based compensation) which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses, which management believes are not indicative of ISG’s core operations.  These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those factors include, without limitation: (1) the ability to successfully combine the businesses of ISG and TPI; (2) the amount of cash available, operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (3) changes in the stock market and interest rate environment that affect revenues; (4) diversion of management time on acquisition related issues; (5) reaction of TPI clients to the transaction; (6) retention of key employees; (7) general economic conditions such as inflation; and (8) general political and social conditions such as war, political unrest and terrorism.  The risks also relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and TPI including: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of rapid growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) operating TPI as a public company; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) ability to achieve the cost reduction and productivity improvements contemplated by the previously announced “Value Creation Plan”.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”).  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Information Services Group, Inc.

Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007

Revenue	$45,554	$—
Operating expenses
Direct costs and expenses for advisors	25,814	—
Selling, general and administrative	13,240	—
Formation and operating costs	—	212
Depreciation and amortization	2,588	2
Operating income (loss)	3,912	(214)
Interest income	367	1,958
Interest expense	(1,924)	(3)
Foreign currency transaction gain	461	—

Income before taxes	2,816	1,741
Income tax provision	(1,153)	(680)
Net income	$1,663	$1,061

Weighted average shares outstanding:
Basic	31,359	27,133
Diluted	31,359	27,133

Income per share:
Basic	$0.05	$0.04
Diluted	$0.05	$0.04

TPI Historical

Consolidated Statement of Income

(unaudited)

(in thousands)

Three Months
Ended
March 31, 2007

Revenue	$43,368
Operating expenses
Direct costs and expenses for advisors	26,283
Selling, general and administrative	14,099
Depreciation and amortization	520
Operating income	2,466
Interest income	76
Interest expense	(844)
Foreign currency transaction gain (loss)	23

Income before taxes	1,721
Income tax provision	(678)
Net income	$1,043

Information Services Group, Inc.

Reconciliation of Non-GAAP Measures

For the Quarter Ended March 31, 2008

(unaudited)

(in thousands, except per share amounts)

Revenue	$45,554
Operating expenses
Direct costs and expenses for advisors	25,814
Selling, general and administrative	13,240
Depreciation and amortization	2,588
Operating income	3,912
Interest income	367
Interest expense	(1,924)
Foreign currency transaction gain	461

Income before taxes	2,816
Income tax provision	(1,153)
Net income	$1,663

Weighted average shares outstanding:
Basic	31,359
Diluted	31,359

Net income per share:
Basic	$0.05
Diluted	$0.05

Reconciliation of Non GAAP measure:
Net income	$1,663
Add:
Income taxes	1,153
Interest expense (net of interest income)	1,557
Depreciation and amortization	2,588
Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$6,961

Less:
Income taxes	(1,153)
Interest expense (net of interest income)	(1,557)
Capital expenditures	(378)
Plus:
Non-cash stock compensation	718
Cash Earnings	$4,591

Cash Earnings Per Share:
Basic	$0.15
Diluted	$0.15

Information Services Group, Inc.

Pro Forma Combined Statement of Income

For the Quarter Ended March 31, 2007

(unaudited)

(in thousands, except per share amounts)

			Pro Forma
	ISG	TPI	Adjustments		Combined

Revenue	$—	$43,368	$—		$43,368
Operating expenses
Direct costs and expenses for advisors	—	26,283	—		26,283
Selling, general and administrative	212	14,099	(700	)A	13,611

Depreciation and amortization	2	520	1,603	B	2,125
Operating income (loss)	(214)	2,466	(903)		1,349
Interest income	1,958	76	(1,955	)C	339
			260	D
Interest expense	(3)	(844)	844	E	(2,060)
			(1,914	)F
			(143	)G
Foreign currency transaction gain	—	23	—		23

Income (loss) before taxes	1,741	1,721	(3,811)		(349)
Income tax (provision) benefit	(680)	(678)	1,524	H	166
Net income (loss)	$1,061	$1,043	$(2,287)		$(183)

Weighted average shares outstanding:
Basic					39,217
Diluted					39,217

Net income per share:
Basic					$(0.00)
Diluted					$(0.00)

Reconciliation of Non GAAP measure:
Net income					$(183)
Add:
Income taxes					(166)
Interest expense (net of interest income)					1,721
Depreciation and amortization					2,125
Earnings before interest, taxes, depreciation, and amortization (EBITDA)					$3,497

Less:
Income taxes					166
Interest expense (net of interest income)					(1,721)
Capital expenditures					(453)
Plus:
Non-cash stock compensation					—
Cash Earnings					$1,489

Cash Earnings Per Share:
Basic					$0.04
Diluted					$0.04

Notes:

A - Adjustment to eliminate salaries and benefits associated with executives who were or will be severed or whose salaries are being reduced in connection with the acquisition

B - Actual amortization for three months of new intangibles, net of intangible amortization prior to the acquisition

C - Reduction of interest income earned on trust account

D - Interest on ISG residual cash

E - Eliminate interest expense on debt not assumed

F - Adjust interest to actual rate for the first three months

G - Amortization of actual debt issue costs for the first three months

H - Adjust income taxes due to pro forma income adjustments based on the statutory tax rate